================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           COLE NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           COLE NATIONAL CORPORATION
                             5915 LANDERBROOK DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124
                               ------------------

                            NOTICE OF ANNUAL MEETING
                               ------------------

     The Annual Meeting of Stockholders of Cole National Corporation (the "Company") will be held on June 12, 1997 at 10:00 a.m., at 5915 Landerbrook Drive, Suite 110, Mayfield Heights, Ohio, for the purpose of:

     (1) Electing seven Directors for the ensuing year.

     (2) Considering a proposal approving the Company's Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors.

     (3) Considering a proposal approving an amendment to Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by: (i) eliminating the Class B and Class C Common Stock and (ii) increasing the number of authorized shares of Class A Common Stock from 24,000,000 to 40,000,000.

     (4) Considering a proposal approving a further amendment to Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of shares of authorized Preferred Stock from 1,000,000 to 5,000,000 and to change the par value of such shares to $.001 per share.

     (5) Considering a proposal approving the Company's Nonemployee Director Equity and Deferred Compensation Plan.

     (6) Confirming the appointment of the independent certified public accountants of the Company for the current fiscal year.

     (7) Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 2, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                            By Order of the Board of Directors


                                            /s/ Tracy L. Burmeister

                                            TRACY L. BURMEISTER
                                            Secretary
May 6, 1997

     THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED FEBRUARY 1, 1997 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY HEREWITH. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.
                               ------------------

     PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           COLE NATIONAL CORPORATION
                             5915 Landerbrook Drive
                          Mayfield Heights, Ohio 44124
                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 12, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Directors of Cole National Corporation, a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on June 12, 1997 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about May 6, 1997.

     If the enclosed form of proxy is executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by submission of a later dated proxy.

     Stockholders of the Company of record at the close of business on May 2, 1997 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 12,051,040 shares of Class A Common Stock, par value $.001 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote for a nominee for each of the seven directorships to be filled and one vote on each other matter brought before the meeting.

     At the Annual Meeting, in accordance with Delaware law, the inspectors of election appointed by the Chairman of the Board of Directors for the Annual Meeting will determine the presence of a quorum. The holders of a majority of the Company's Common Stock, issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for such meeting.

     In accordance with the Company's By-Laws, nominees for election as Directors receiving the greatest number of votes will be elected Directors. In accordance with the regulations of the New York Stock Exchange, the holders of a majority of the Common Stock, voted in person or by proxy, must vote in favor of the proposals approving the Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors, the amendments to the Company's Restated Certificate of Incorporation, and the Company's Nonemployee Director Equity and Deferred Compensation Plan provided that a majority of the shares of the issued and outstanding Common Stock is actually voted with respect to each of such proposals. For such proposals, abstentions will be counted as votes against the proposals. Broker non-votes will not be counted in determining whether a majority of the shares is actually voted for the proposal approving the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock. Broker non-votes will be counted in determining whether a majority of the votes is actually voted for all other proposals. BECAUSE OF THESE REQUIREMENTS, THE BOARD OF DIRECTORS URGES EACH STOCKHOLDER TO VOTE, AND FOR HOLDERS WHO HOLD SHARES IN NOMINEE NAME THROUGH BROKERS, TO INSTRUCT THEIR NOMINEES TO VOTE "FOR" EACH PROPOSAL.

     In accordance with the Company's By-Laws, the affirmative vote of the holders of a majority of the Common Stock, represented in person or by proxy at the Annual Meeting, will decide any other proposal brought before the Annual Meeting. Abstentions and broker non-votes will be treated as votes against any such proposal for purposes of determining whether the proposal has received the requisite approval by the Company's stockholders.

                             ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as Directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below, except for Mr. Salmon, currently serve as Directors of the Company. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

     Information regarding the nominees is set forth below:

                  NAME                    AGE                POSITION
----------------------------------------  ---     ------------------------------
Jeffrey A. Cole.........................  55      Chairman, Chief Executive
                                                  Officer, Chief Financial
                                                  Officer and Director
Brian B. Smith..........................  44      President, Chief Operating
                                                  Officer and Director
Timothy F. Finley.......................  53      Director
Irwin N. Gold...........................  40      Director
Peter V. Handal.........................  54      Director
Charles A. Ratner.......................  55      Director
Walter J. Salmon........................  66      Director -- Nominee

     Mr. Cole has been a Director of the Company since 1984 and had been a director of a predecessor company which operated the business of the Company prior to 1984 (the "Predecessor") since 1969, serving as Chairman of the Predecessor's Executive Committee from 1978 to 1984. He has been Chairman and Chief Executive Officer of the Company since 1992 and Chief Financial Officer of the Company since 1991, and was President and Chief Executive Officer of the Company from 1984 to 1992. He was Chief Financial Officer and Treasurer of the Predecessor from 1978 to 1983 and was Vice Chairman of the Board of Directors, President and Chief Operating Officer of the Predecessor from 1983 to 1984. He is also a director of Hartmarx Corporation and Cole National Group, Inc., a wholly owned subsidiary of the Company ("CNG"). Mr. Cole was a director and Chairman of the Executive Committee of Child World, Inc. ("Child World"), an 82% subsidiary of the Company prior to the sale of Child World in 1991; Child World filed for bankruptcy in May 1992.

     Mr. Smith has been a Director of the Company since November 1994, and has been President of the Company since August 1992 and Chief Operating Officer of the Company since March 1992. From January 1992 until September 1992, he was President and Chief Operating Officer of a subsidiary company that merged into the Company in September 1992 ("CNCD"). He was Executive Vice President and Chief Operating Officer of CNCD until January 1992. Mr. Smith has been Vice Chairman of Cole Vision Corporation ("Cole Vision") and Cole Gift Centers, Inc. ("Cole Gift Centers"), each of which is a wholly owned subsidiary of CNG, since January 1995 and previously was President of Cole Vision and Cole Gift Centers since 1987 and 1990, respectively. He was President of Things Remembered, Inc. ("Things Remembered"), a wholly owned subsidiary of CNG, from 1990 until January 1997, when he became Vice Chairman. He is also Vice Chairman of Pearle, Inc., serving since November 1996, and is a director of CNG.

     Mr. Finley has been a Director of the Company since March 1992. Mr. Finley has been Chairman and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, since 1990 and Chairman and President of The Finley Group since 1986. He is also a director of Venture Stores, Inc. and CNG.

     Mr. Gold has been a Director of the Company since March 1992. Mr. Gold has been a Managing Director of Houlihan Lokey Howard & Zukin, a specialty investment banking firm, since 1988. He is also a director of The Bibb Company, a textile manufacturer, and a director of CNG.

     Mr. Handal has been a Director of the Company since March 1992. Currently, Mr. Handal is President of the consulting company COWI International Group; President of J4P Associates, a real estate firm; and President of Fillmore Leasing Company. Previously, Mr. Handal served as the President of Victor B. Handal and Bro., Inc., an apparel manufacturer and distributor. He is also a director of Jos. A. Bank Clothiers, Inc., a clothing retailer; Graham Field Health Products, Inc.; Family Bargain Corporation, a retailer; and CNG.

     Mr. Ratner has been a Director of the Company since March 1995. Mr. Ratner has served as President and Chief Executive Officer of Forest City Enterprises, Inc., a national real estate development and management company, since June 1993, prior to which he served as its Executive Vice President. Mr. Ratner is Chairman of Forest City Rental Properties Corporation, a subsidiary of Forest City Enterprises, Inc., a position he has held for at least five years. He is also a director of Forest City Enterprises, Inc. and CNG.

     Mr. Salmon is the Stanley Roth Sr., Professor of Retailing at the Harvard University Graduate School of Business Administration, where he has been a member of the faculty since 1956. Mr. Salmon also served as Senior Associate Dean and Director of External Relations from 1989 to 1994. Mr. Salmon previously served as a director of the Predecessor from 1961 to 1984. He is also a director of Circuit City Stores, Inc.; Hannaford Bros. Co.; Harrah's Entertainment, Inc.; Luby's Cafeterias, Inc.; The Neiman Marcus Group; and The Quaker Oats Company.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee and a Special Compensation Committee. During fiscal 1996, the members of the Audit Committee were Timothy F. Finley and Irwin N. Gold, the members of the Compensation Committee were Peter V. Handal and Charles A. Ratner, and the members of the Special Compensation Committee were Peter V. Handal and Timothy
F. Finley.

     The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent certified public accountants. The Audit Committee discusses with the independent certified public accountants the overall scope and specific plans for their audit. The Audit Committee meets with the Company's independent certified public accountants to discuss the results of their examination, their evaluation of the Company's internal controls and the Company's financial reporting. The Audit Committee held one formal meeting during fiscal 1996.

     The Compensation Committee reviews executive compensation. The Compensation Committee also fixes compensation of the executive officers and incentive compensation, recommends the adoption of and administers all benefit plans, and grants stock options. The Compensation Committee held five formal meetings during fiscal 1996 in addition to a number of informal meetings during fiscal 1996.

     The Special Compensation Committee reviews executive compensation in those instances that may involve Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation that exceeds $1 million in certain circumstances. The Special Compensation Committee held one informal meeting during 1996.

     The Board of Directors held eight meetings during fiscal 1996. Each Director attended at least 75% of the meetings of the Board of Directors and the meetings of any committee of which he is a member.

COMPENSATION OF DIRECTORS

     The Company pays each Director who is not an employee of the Company or its subsidiaries an annual fee of no less than $20,000 plus reasonable out-of-pocket expenses. Members of the Audit Committee and the Compensation Committee receive $500 for each day of attendance at a committee meeting that is not held on the same day as a meeting of the Board of Directors. In addition, the chairpersons of the Audit Committee and the Compensation Committee receive an additional $2,000 and $3,000 per year, respectively.

     In January 1993, options to purchase 7,500 shares of the Company's Common Stock were issued to Messrs. Finley, Gold and Handal. The options are fully vested and are exercisable at $3.00 per share. At February 1, 1997, options to purchase 7,500 shares were exercisable for each of those Directors.

  NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

     The Company's Nonqualified Stock Option Plan for Nonemployee Directors (the "Director Plan") provides for the granting of stock options for up to 100,000 shares of the Company's Common Stock to Directors of the Company who are not employees of the Company or any of its subsidiaries (a "Nonemployee Director"). The Director Plan was approved by the stockholders of the Company prior to the Company's initial public offering in April 1994. The Director Plan provides for the automatic grant of a nonqualified option to purchase 1,500 shares of Common Stock to each newly elected or appointed nonemployee Director of the Company on January 1 of the year immediately following the year in which he or she is elected or appointed and on each January 1 thereafter for as long as he or she continues to serve. Nonemployee Directors serving at the time of the adoption of the Director Plan became eligible for option grants commencing January 1, 1997. If the Amended and Restated Director Plan is approved, each Nonemployee Director will be eligible for annual option grants to purchase 2,500 shares of Common Stock. See "Approval of the Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors." Options granted under the Director Plan generally vest on the first anniversary of the date of grant of the option, provided that the optionee is still serving as a Nonemployee Director at that time. The exercise price per share for options granted under the Director Plan is the average of the high and low selling prices of the Common Stock on the New York Stock Exchange on the date of grant, or, if no such prices are quoted on the date of grant, on the last date on which such prices are quoted prior to the date of grant. Mr. Ratner received an automatic grant of options for 1,500 shares on January 1, 1996 with an exercise price of $13.69. Messrs. Finley, Gold, Handal and Ratner each received an automatic grant of options for 1,500 shares on January 1, 1997 with an exercise price of $26.125.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 28, 1997 (except as otherwise noted) as to the ownership of Common Stock by each of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the Common Stock; each of the Company's Directors; each of the Company's executive officers; and all Directors and executive officers of the Company as a group. The number of shares of Common Stock outstanding on March 28, 1997 was 12,031,060. Except as noted, all information with respect to beneficial ownership has been furnished by the respective Director or officer or is based on filings with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), which provide, among other things, that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares voting power or investment power in respect of such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the Common Stock.

                                                                                    PERCENT
            NAME OF BENEFICIAL OWNER                          NO. OF SHARES         OF CLASS
            ------------------------                          -------------     ----------------
     FMR Corp.(1)                                               1,141,700             9.49%
       82 Devonshire Street
       Boston, MA 02109-3614
     Palisade Capital Management, L.L.C.(2)                       819,600             6.81%
       One Bridge Plaza, Suite 695
       Fort Lee, NJ 07024
     T. Rowe Price Associates, Inc.(3)                          1,100,000             9.14%
       100 E. Pratt Street
       Baltimore, MD 21202
     Jeffrey A. Cole (4)                                          439,305             3.61%
     Timothy F. Finley (4)(5)                                      19,159            *
     Irwin N. Gold (4)(5)                                          17,355            *
     Peter V. Handal (4)(5)                                        19,878            *
     Charles A. Ratner                                              2,500            *
     Brian B. Smith (4)(6)                                        233,588             1.93%
     Joseph Gaglioti (6)(7)                                        17,461            *
     Wayne L. Mosley (6)(7)                                        17,518            *
     Walter Salmon                                                    500            *
     All Directors and executive officers                         767,264             6.22%
       as a group (9 persons) (4)(5)(6)(7)

---------------

* Less than one percent

(1) Stock ownership is based on a Schedule 13G dated February 14, 1997. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940 ("Fidelity"), is the beneficial owner of the shares indicated as a result of acting as investment adviser to several investment companies registered under the Investment Company Act of 1940 (the "Fidelity Funds").

    The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 1,100,000 shares or 9.14% of the Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole power to dispose of the 1,141,700 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

    Edward C. Johnson 3d and Abigail P. Johnson own respectively 12.0% and 24.5% of the outstanding voting common stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own approximately 49% of FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, may be deemed to form a controlling group with respect to FMR Corp.

(2) Stock ownership is based on a Schedule 13G filed on February 1, 1997.

(3) Stock ownership is based on a Schedule 13G filed on February 14, 1997. These shares are owned by various individual and institutional investors (including the T. Rowe Price New America Growth Fund whose principal offices are located at 100 E. Pratt Street, Baltimore, MD 21202, which owns 800,000 shares, representing 6.65% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates disclaims that it is, in fact, the beneficial owner of such shares.

(4) Includes shares of Common Stock that may be acquired pursuant to the exercise of warrants exercisable within 60 days held by the following individuals: Mr. Cole -- 5,862 shares; Mr. Gold -- 1,355 shares; Mr.
    Handal -- 5,978 shares; Mr. Smith -- 4,088; and Mr. Finley -- 2,659 shares. Included in Mr. Cole's and Mr. Smith's Common Stock shares are 139,721 and 85,392 shares, respectively, that may be acquired within 60 days pursuant to the exercise of options granted under the Company's 1993 Management Stock Option Plan (the "1993 Plan").

(5) Includes 7,500 shares of Common Stock that may be acquired within 60 days pursuant to the exercise of options granted under stock option agreements.

(6) Includes shares of Common Stock awarded under the Company's Management Incentive Bonus Program as follows: Mr. Smith -- 5,852 shares; Mr. Gaglioti -- 1,769 shares; and Mr. Mosley -- 1,769 shares. Certain of such shares are restricted and subject to a risk of forfeiture. See note (3) to Summary Compensation Table.

(7) Includes shares of Common Stock that may be acquired within 60 days pursuant to the exercise of options granted under the Company's 1992 Management Stock Option Plan (the "1992 Plan") and the 1993 Plan as follows: Mr.
    Gaglioti -- 15,200 shares and Mr. Mosley -- 15,200 shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth for the last three fiscal years certain compensation information about the Company's chief executive officer and the other persons who served as executive officers of the Company during fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                COMPENSATION AWARDS
                                           ANNUAL            -------------------------
                                       COMPENSATION(1)       RESTRICTED     SECURITIES
                                     -------------------       STOCK        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       AWARDS(3)      OPTIONS(#)     COMPENSATION(5)
----------------------------  ----   --------   --------     ----------     ----------     ---------------
Jeffrey A. Cole --            1996   $638,452   $553,752                      240,000         $  78,491
  Chief Executive Officer     1995    617,692    193,440                       25,000            74,649
                              1994    600,385    295,331                      131,815(4)        320,239
Brian B. Smith --             1996    437,586    282,207(2)   $ 124,344       180,000            39,845
  President and Chief         1995    400,192    125,654                       17,500            37,617
  Operating Officer           1994    371,154    183,056                       79,322(4)         34,515
Joseph Gaglioti --            1996    132,117     85,309(2)      37,580        20,000            12,366
  Vice President and          1995    122,231     38,376                        3,500            10,885
  Treasurer                   1994    116,846     61,644                        4,666(4)         10,433
Wayne L. Mosley --            1996    132,117     85,309(2)      37,580        20,000            11,704
  Vice President and          1995    122,231     38,376                        3,500            10,721
  Controller                  1994    116,846     61,644                        4,666(4)         10,312

---------------

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the salary plus bonus of any of the executive officers for any of the years listed.

(2) Reflects a portion of incentive compensation awarded on March 20, 1997 as shares of Common Stock as follows: Mr. Smith ($62,188); Mr. Gaglioti ($18,806); and Mr. Mosley ($18,806), based on the value of unrestricted shares of Common Stock at such date. Such shares are not transferable prior to March 20, 1998.

(3) Reflects March 20, 1997 awards pursuant to the Company's Management Incentive Bonus Program as follows: (i) Mr. Smith (1,951 shares that vest March 20, 1998 and 1,950 shares that vest March 20, 1999); (ii) Mr. Gaglioti (590 shares that vest March 20, 1998 and 589 shares that vest March 20, 1999); and (iii) Mr. Mosley (590 shares that vest March 20, 1998 and 589 shares that vest March 20, 1999). Although such shares are restricted and subject to a risk of forfeiture, the value of such awards shown is based on the value of unrestricted shares of Common Stock as of March 20, 1997.

(4) Reflects options repriced during 1994.

(5) The amounts listed for fiscal 1996 consist of: (i) payments by the Company pursuant to an agreement between the Company and an insurance company that provides for reimbursements to Messrs. Cole and Smith in amounts up to $20,000 per year for certain medical expenses for themselves and their families not otherwise covered by the Company's group medical insurance plan as follows: Mr. Cole ($12), Mr. Smith ($917); (ii) contributions to the Company's 401(k) Plan to match pre-tax elective deferral contribution as follows: $1,425 to Mr. Cole and Mr. Smith, $507 to Mr. Gaglioti and Mr. Mosley; (iii) the value of life insurance provided by the Company for the benefit of the executive officers as follows: Mr. Cole ($13,054), Mr. Smith ($2,303), Mr. Gaglioti ($1,219), and Mr. Mosley ($557); and (iv) contribution credits in fiscal 1996 provided under CNG's Supplemental Retirement Benefit Plan as follows: Mr. Cole ($64,000), Mr. Smith ($35,200), Mr. Gaglioti ($10,640), and Mr. Mosley
    ($10,640). See "Supplemental Executive Retirement Plans."

CERTAIN AGREEMENTS

     Effective April 1, 1996, Jeffrey A. Cole and Brian B. Smith entered into separate agreements with the Company and its principal subsidiaries, which replaced earlier employment agreements, pursuant to which Messrs. Cole and Smith are employed by the Company and each of its principal subsidiaries. The agreements provide for a three-year term that, on the first anniversary of the agreement and each successive anniversary thereafter, automatically extends for an additional year up to and until Messrs. Cole and Smith, respectively, reach age 65, unless notice to the contrary has been furnished in accordance with the provisions of the agreements. The agreements provide for an annual base salary of not less than $640,000 for Mr. Cole and $440,000 for Mr. Smith, along with participation in bonus programs and other customary benefits. For 1997, Mr. Cole's salary has been fixed at $675,000 and Mr. Smith's salary will be $525,000. Under the agreements, upon their termination of employment (including a self-termination during a period following a change of control of the Company) except (i) termination by reason of death or disability, (ii) voluntary resignation other than (a) a voluntary resignation involving a substantial adverse change in duties without consent or (b) following a change of control of the Company, (iii) the expiration of the term of the agreement or (iv) termination for cause, Messrs. Smith and Cole are entitled to receive a lump sum payment equal to three times the sum of (x) their respective salaries at the time of such termination and (y) their respective average bonuses for the last five fiscal years. The agreements also contain provisions with respect to compensation, bonus and benefits in the event of their death or disability. The agreements provide that, in the event that any payments received by Messrs. Cole and Smith under the agreements or otherwise are subject to an excise tax, they will be entitled to a gross-up payment.

COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS

     Described below are certain employee benefit plans of the Company pursuant to which cash or non-cash compensation was paid or distributed to its executive officers during the last fiscal year, or is proposed to be paid or distributed to its executive officers in the future.

  RETIREMENT PLAN

     The Cole National Group, Inc. Retirement Plan (the "Retirement Plan") provides non-contributory benefits that are integrated with Social Security based upon an employee's years of credited service and highest average annual base salary for any five consecutive years in the last ten years of service. Compensation covered by the Retirement Plan consists of an employee's base salary, not including bonuses or any other form of compensation. Under the Internal Revenue Code of 1986, as amended (the "Code"), the maximum retirement benefit payable under the Retirement Plan and the maximum amount of annual compensation that can be taken into consideration in the calculation of pension benefits under the Retirement Plan are limited. At retirement, based on years of service and current salary levels, it is estimated that the retirement benefits payable to Jeffrey A. Cole and Brian B. Smith will be reduced because of these limits.

     Credited service under the Retirement Plan for each of the individuals named in the Summary Compensation Table is as follows: Jeffrey A. Cole -- 18 years; Brian B. Smith -- 13 years; Joseph Gaglioti -- 15 years; and Wayne L. Mosley -- 10 years.

     Participants in the Retirement Plan may elect payment of retirement benefits under various alternative formulae. The following table shows the estimated annual retirement benefits which will be payable to participating employees under the Retirement Plan's normal retirement formula upon retirement at age 65 after selected periods of service. The benefits as presented below do not take into account any reduction for joint and survivor payments.

                               PENSION PLAN TABLE

                                    YEARS OF SERVICE(1)
                 ----------------------------------------------------------
                                                                    30 OR
REMUNERATION       10          15           20           25          MORE
------------     -------     -------     --------     --------     --------
 100,000         $ 7,901     $11,851     $ 15,802     $ 19,752     $ 23,702
 125,000          10,151      15,226       20,302       25,377       30,452
 150,000          12,401      18,601       24,802       31,002       37,202
 175,000  (2)     14,651      21,976       29,302       36,627       43,952
 200,000  (2)     16,901      25,351       33,802       42,252       50,702
 225,000  (2)     19,151      28,726       38,302       47,877       57,452
 250,000  (2)     21,401      32,101       42,802       53,502       64,202
 300,000  (2)     25,901      38,851       51,802       64,752       77,702
 350,000  (2)     30,401      45,601       60,802       76,002       91,202
 400,000  (2)     34,901      52,351       69,802       87,252      104,702
 500,000  (2)     43,901      65,851       87,802      109,752      131,702
 600,000  (2)     52,901      79,351      105,802      132,252      158,702
 700,000  (2)     61,901      92,851      123,802      154,752      185,702

---------------

(1) Based on retirement in 1997.

(2) The Code places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. For benefits accruing in plan years beginning after December 31, 1993, no more than $150,000 (indexed for inflation) in annual compensation can be taken into account. However, under the Pension Plan SERP (as defined below (see "Supplemental Executive Retirement Plan")), participating executives will receive the amounts to which they otherwise would have been entitled under the Retirement Plan, provided they have five years of service with the Company.

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Company has two supplemental executive retirement plans (the "SERPs") that provide for payment of benefits to the participating executives (who include, among others, the officers named in the Summary Compensation Table) supplementing amounts payable under the Retirement Plan. The Cole National Group, Inc. Supplemental Pension Plan (the "Pension Plan SERP") is an excess benefit plan designed to replace benefits that would otherwise have been payable under the Retirement Plan but that were limited as a result of certain Code limitations. The Cole National Group, Inc. Supplemental Retirement Benefit Plan (the "Benefit Plan SERP") is a defined contribution plan under which participants will receive an annual credit based on a percentage of base salary and an earnings assumption to be determined on an annual basis. Participants in the Pension Plan SERP will vest in the excess benefits after five years of service (with credit for past service). Participants in the Benefit Plan SERP will be fully vested in the defined contribution benefits after ten years of service (with credit given for a year of actual past service for each year of future service). Benefits under the

Pension Plan SERP will be payable on the same basis as the Retirement Plan benefits, while benefits under the Benefit Plan SERP will generally be payable upon retirement (at age 55 or older) in ten annual installments or in another form elected by the participant prior to retirement. The following contribution credits were provided in 1996 under the Benefit Plan SERP to the named individuals and are included in "All Other Compensation" in the Summary Compensation Table: Mr. Cole -- $64,000; Mr. Smith -- $35,200; Mr.
Gaglioti -- $10,640; and Mr. Mosley -- $10,640.

  STOCK OPTION PLANS

     The Company's 1992 Plan provides for the granting of stock options for up to 555,556 shares of the Company's Common Stock to the officers or key employees of the Company and its subsidiaries. The 1993 Plan provides for the granting of stock options for up to 600,000 shares of Common Stock to the officers or key employees of the Company and its subsidiaries. The Company's 1996 Management Stock Option Plan (the "1996 Plan") provides for the granting of stock options for up to 884,000 shares of Common Stock. The 1992 Plan and the 1993 Plan were approved by the stockholders of the Company prior to the Company's initial public offering, and the 1996 Plan was approved by the Company's stockholders at the 1996 annual meeting.

     The stock options under the 1992 Plan generally provide for periodic vesting over four or five years, with early vesting of all or a portion of the unvested options in the case of certain events, such as consummation of a public offering of the Company's Common Stock, a sale of all or substantially all of the assets of the Company, certain change in control transactions, certain mergers or the voluntary dissolution of the Company. There were no grants made under the 1992 Plan in fiscal 1996.

     The stock options under the 1993 Plan generally provide for periodic vesting over five years, with early vesting of all or a portion of the unvested options in circumstances similar to those that apply to the options under the 1992 Plan. The original option grants under the 1993 Plan were amended in 1994 to reduce their exercise prices, to extend their vesting period from four to five years, and to reduce the number of options granted. There were no grants made under the 1993 Plan in fiscal 1996.

     The stock options granted as of the date hereof under the 1996 Plan provide for vesting over four or five years, with early vesting of all or a portion of the unvested options in the case of certain events, such as after a change in control of the Company or following certain terminations of an employee's service to the Company. In addition, certain options provide for early vesting if the Company's Common Stock trades at a target price for a period of 20 consecutive trading days; in 1996, options for 77,500 shares vested as a result of such provision. None of the options granted to the named executive officers contain such a provision.

     The following table contains information concerning options granted under the 1996 Plan during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                               ANNUAL RATES
                     NUMBER OF        PERCENT OF                                                 OF STOCK
                    SECURITIES      TOTAL OPTIONS                                           PRICE APPRECIATION
                    UNDERLYING        GRANTED TO                                            FOR OPTION TERM(1)
                      OPTIONS         EMPLOYEES           EXERCISE OR      EXPIRATION    ------------------------
       NAME         GRANTED(#)    IN FISCAL YEAR (%)   BASE PRICE ($/SH)      DATE           5%           10%
------------------  -----------   ------------------   -----------------   ----------    ----------    ----------
Jeffrey A. Cole       240,000            30.1%              $ 10.81          2/22/06     $1,631,982    $4,135,762
Brian B. Smith        180,000            22.6                 10.81          2/22/06      1,223,986     3,101,821
Joseph Gaglioti        16,000             2.0                 10.81          2/22/06        108,799       275,717
                        4,000             0.5                 28.63          1/23/07         72,008       182,484
Wayne L. Mosley        16,000             2.0                 10.81          2/22/06        108,799       275,717
                        4,000             0.5                 28.63          1/23/07         72,008       182,484

---------------

(1) The value, if any, one may realize upon the exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

     The following table contains information concerning options exercised during fiscal 1996 and unexercised stock options held as of February 1, 1997.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY
                                         SHARES                OPTIONS AT                   OPTIONS AT
                                        ACQUIRED           FEBRUARY 1, 1997(#)        FEBRUARY 1, 1997 ($)(1)
               NAME                  ON EXERCISE (#)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-----------------------------------  ---------------    -------------------------    -------------------------
Jeffrey A. Cole                               --             136,388/316,927           $  2,318,731/5,541, 013
Brian B. Smith                                --              82,892/227,930               1,409,787/3,992,571
Joseph Gaglioti                               --               14,700/24,466                   326,583/358,864
Wayne L. Mosley                               --               14,700/24,466                   326,583/358,864

---------------

(1) Based on the closing price of $28.50 per share of the Common Stock on the New York Stock Exchange on January 31, 1997, the last trading day of fiscal 1996.

     The 1992 Plan, the 1993 Plan, the 1996 Plan and the option agreements thereunder permit, subject to certain restrictions, each optionee to exercise options through borrowing funds from the Company. The principal on such loans is payable five years following the date of exercise, with interest payable annually at a rate fixed at the date of exercise based on a formula tied to federal borrowing rates. Each loan is made on a recourse basis and is secured by the option shares acquired from the proceeds of such loan. Messrs. Cole and Smith each elected to exercise options in 1993 by borrowing from the Company the full amount of the exercise price of such shares granted under the 1992 Plan. As of February 1, 1997, the amount (excluding accrued interest) owed by each individual named in the Summary Compensation Table with respect to such loans is as follows (the interest rate per annum payable by such individual is shown in parentheses): Jeffrey A. Cole -- $666,667 (5.47%); and Brian B. Smith -- $283,366 (5.47%).

  EXECUTIVE LIFE INSURANCE PLAN

     The Company's Executive Life Insurance Plan permits certain officers and key employees to obtain life insurance benefits in addition to those generally provided to salaried employees. The level of coverage provided to such officers and key employees includes (1) basic term life insurance coverage equal to twice the individual's base salary, (2) an opportunity for the individual to purchase, at group rates based upon age, an additional amount of insurance equal to one or two times such individual's base salary and (3) purchase by the Company of an additional amount of coverage equal to 50% of the amount purchased by the individual under (2). The maximum level of coverage per individual is $1,500,000.

  MANAGEMENT INCENTIVE BONUS PROGRAM

     In March 1996, the Board of Directors approved the Company's adoption of the Management Incentive Bonus Program (the "Bonus Plan") to replace the Company's existing bonus plans for certain senior managers. The Bonus Plan was approved by the Company's stockholders at the 1996 annual meeting.

     The Incentive Program was adopted in response to recommendations contained in the report of the Hay Group, executive compensation consultants engaged by the Compensation Committee during 1995 to evaluate the Company's compensation programs. The Hay Group's report recommended that the Company's existing annual cash bonus programs for senior managers be revised to provide for an increased bonus potential and for a portion of bonus awards to be payable in shares of Common Stock.

     The Board of Directors believes that the Incentive Program promotes the Company's compensation objectives by (1) offering additional incentives tied to continued improvement in operating results, (2) offering additional stock ownership opportunities designed to provide retention incentives to the Company's senior management and (3) making the Company's overall compensation program competitive with similar companies.

     Within 90 days of the commencement of a fiscal year the Compensation Committee will establish performance goals. These goals may include, and will be limited to, earnings, operating income, increases in revenue, return on assets, investment, sales or equity, total stockholder return or any combination thereof. For fiscal 1996 and 1997, the Compensation Committee established several levels of performance: "threshold," representing the minimum performance for which any Incentive Program award will be payable (which typically will equal the performance of the Company or the employee's business unit for the prior fiscal year), "Tier One," representing the typically expected level of performance; "Tier Two," representing a superior level of performance; and "Tier Three," representing a level of performance exceeding the "Tier Two" level.

     In 1996, the four named executives achieved Tier Three bonuses, and received bonuses calculated at 86.5% of their base salary. The bonus to Mr. Cole was paid in cash and the bonuses to Messrs. Smith, Gaglioti and Mosley were paid in a combination of cash and shares of Common Stock subject to various restrictions.

     The actual level of achievement of the performance goals will serve as the basis for establishing the amount of the award payable to a participant for the fiscal year. If operating performance fails to achieve the performance goals established, no awards will be made.

  401(K) PLAN

     The Company provides a defined contribution plan, including features under section 401(k) of the Code, which provides retirement benefits to its employees. Eligible employees may contribute up to 15% of their compensation to the plan, although highly compensated employees, including all executive officers of the Company, were limited to a maximum of 2% of their compensation. There is no mandatory matching of employee contributions by the Company, but a discretionary match is determined annually by the Board of Directors. The Board of Directors approved the Company's contribution of approximately $325,000 to be used to partially match employee contributions made in 1996.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The following report has been submitted by the full Board of Directors of the Company in lieu of a report by the Compensation Committee of such Board, because the majority of actions with respect to the compensation of executive officers of the Company during 1996 were taken by the full Board of Directors in response to recommendations of such Committee.

GENERAL COMPENSATION POLICIES

     The Company's general compensation policies have been followed for many years, and divide executive compensation into four main components: base salary, the Company's management bonus plans, long-term stock-based compensation, and benefit plans. The Company's purpose in presenting a multi-faceted compensation program is to attract and retain successful executives in the face of a highly competitive employment situation among retailers, while linking a significant portion of such executive's compensation to the Company's short-term and long-term performance.

     BASE SALARIES. During 1996, the base salaries of all executive officers other than Mr. Cole and Mr. Smith were determined by Mr. Cole, and approved by the Board of Directors following review and a report by the Compensation Committee. Factors that Mr. Cole considered in fixing base salaries included the prior year's base compensation, the officer's performance as measured by the Company's traditional annual review process (which focuses on the executive's leadership, experience, skills and overall job performance), the report of The Hay Group referred to below, and Mr. Cole's analysis of the officer's contribution to the Company.

     In late 1995, the Board commissioned an overall review of the Company's executive compensation programs by The Hay Group, an outside consulting firm (the "Hay Group"). The Hay Group made a report to the Compensation Committee and the full Board in January 1996, and made a variety of recommendations on the Company's executive compensation programs. The Hay Group did not recommend any significant changes to the base salary compensation of the Company's executive officers.

     In March 1996, the Compensation Committee approved new employment agreements for Messrs. Cole and Smith, replacing their existing agreements that would otherwise have expired in March 1997. The new employment agreements were adopted following consultation with the Hay Group, which recommended conversion of the existing term agreements into three-year "evergreen" agreements (agreements that automatically renew annually unless either party gives notice to the contrary). The new employment agreements raised the minimum base salaries of Messrs. Cole and Smith to $640,000 and $440,000, respectively, reflecting several increases since the commencement of their prior employment agreements.

     Mr. Cole and the Board believe that base salaries should provide a floor for executive compensation that is necessary to retain executives, but that at least 50% of the executive's potential annual compensation should come from a combination of short-term and long-term awards tied to Company performance. In fixing base salaries, the Company generally relies on executive compensation consultants or formal or informal surveys of compensation paid to executives of other corporations, including other retailers. The base salary is generally believed to be that appropriate for the particular position at the Corporation, irrespective of the Company's performance, and therefore does not fluctuate on the basis of the Company's performance.

     ANNUAL BONUS PLANS. The Company's annual bonus plans are designed to be attractive and powerful incentives to spur short-term performance results at each of the Company's operating units. In January 1996, the Hay Group recommended that the Company's annual bonus plans for senior managers be revised to provide for a potential bonus of up to 100% of the executive's base salary, with the portion of the bonus that exceeds 50% of base salary being paid in shares of Common Stock that would be subject to a risk of forfeiture if the executive left the employment of the Company prior to two or three years following the date the shares are awarded. In response to the Hay Group's report, the Board of Directors adopted the Management Incentive Bonus Program (the "Management Incentive Bonus Program") that provides certain senior managers, including each of the Company's executive officers, with the opportunity to receive bonus compensation of up to 100% of their base salaries upon achievement of performance goals that have been set by the Compensation Committee upon advice and recommendations of Messrs. Cole and Smith. The Management Incentive Bonus Program contemplates that some or all of the bonus may be payable in shares of Common Stock; for fiscal 1996 the Compensation Committee determined that any bonus in excess of 50% of base salary would be payable in shares of Common Stock subject to certain vesting or holding restrictions. In March 1997, the Special Compensation Committee and the Board of Directors approved a modification of the 1996 bonus award for Mr. Cole, so that his award for 1996 was payable in cash. The Board of Directors anticipates that the Management Incentive Bonus Program will serve as the framework for bonus plans for senior managers in future years beyond 1996. The Management Incentive Bonus Program was approved by the Company's stockholders in June 1996.

     The Board believes that by making a significant portion of annual compensation contingent on the Company's performance, executives are well-motivated to achieve continuing annual improvements in operating results. The Board of Directors believes that the potential for achieving a larger bonus, payable in shares, will provide additional motivation for enhanced Company performance and that the payment of shares in lieu of cash will provide additional retention incentives for senior managers in a highly competitive employment market.

     LONG-TERM STOCK-BASED COMPENSATION. The Company currently has in place three stock option plans for employees, the 1992 Stock Option Plan and the 1993 Stock Option Plan, which were each established when the Company was a private company and approved by stockholders before the Company's initial public offering in 1994, and the 1996 Stock Option Plan, which was approved by the Company's stockholders in June 1996. The 1996 Stock Option Plan was adopted by the Board of Directors following the recommendation of the Compensation Committee based on the report of the Hay Group. The Hay Group recommended the adoption of a new stock option plan because the Company's existing stock option plans were nearly depleted.

     In designing the 1996 Stock Option Plan, the Hay Group considered the total number of shares then under option and the range of management options typical of similar companies. The Hay Group recommended the adoption of a new plan that provides for the authorization of the issuance of 884,000 shares of Common Stock.

     The Board of Directors believes that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the overall long-term performance of the Company and for tying a significant amount of the executive's potential income to enhanced stockholder values. The Company's three stock option plans reflect such philosophy.

     Awards under the 1992, 1993 and 1996 Stock Option Plans have been of nonqualified options with an exercise price not less than the fair market value of a share of Common Stock at the date of grant. The number of options granted to Messrs. Cole and Smith under the 1992 Stock Option Plan was determined on the basis of direct negotiations between the executives and the representatives of the then-principal stockholders, while the number of options granted to Messrs. Cole and Smith under the 1993 Stock Option Plan was determined on the basis of discussions with the Board of Directors. The number of options granted to Messrs. Cole and Smith under the 1996 Stock Option Plan was determined by the Compensation Committee in consultation with the Hay Group. The number of options granted to other executive officers was determined in each instance by Messrs. Cole and Smith and approved by the Board of Directors.

     The grants made in 1996 to the named executive officers under the 1996 Stock Option Plan reflected the intention of the Compensation Committee to provide "retention" grants exercisable at the fair market price at the date of grant. The Committee believes the grants are both effective retention devices, as they ordinarily vest over a five year period (with vesting commencing at the end of the second year).

     BENEFIT PLANS. The Company maintains a variety of benefit plans designed to provide an attractive package to its executive officers. The Company periodically re-evaluates the nature and extent of the benefit plans in light of the plans available to executives at competitors in the retail industry. In March 1996, the Compensation Committee approved an Executive Long-Term Disability Plan that provides long-term disability benefits to the Company's executive officers and other key employees of 60% of the employee's base salary, up to a maximum benefit of $15,000 per month. Premiums are paid by the named participants.

     1993 TAX ACT. The Board of Directors' general philosophy is to "qualify" future annual and long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit imposed by
Section 162(m) of the Internal Revenue Code may be exceeded.

     The foregoing report has been furnished by the Board of Directors.

           Jeffrey A. Cole                         Peter V. Handal
           Timothy F. Finley                       Charles A. Ratner
           Irwin N. Gold                           Brian B. Smith

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION AND CERTAIN
TRANSACTIONS

     Deliberations concerning compensation for fiscal 1996 generally involved the Compensation Committee, the Special Compensation Committee and the full Board of Directors, including Jeffrey A. Cole and Brian B. Smith, who are employees of the Company.

     The Company leases its headquarters office space in a building which is owned by a partnership in which Jeffrey A. Cole currently has a 46.5% limited partnership interest. The Company believes that the lease terms are equivalent to those that could have been obtained pursuant to an arm's length transaction with unaffiliated parties. Lease payments to the partnership totalled $338,174, net of payments made by the Company's subtenant, during fiscal 1996.

     Mr. Ratner is the President, the Chief Operating Officer, and a director of Forest City Enterprises, Inc. ("Forest City"). Forest City and its affiliates are developers and managers of commercial real estate, including shopping malls in which the Company's stores may operate. Things Remembered currently operates fifteen stores under leases with Forest City or its affiliates. Under such leases, which expire at different times during the period from 1997 to 2007, Things Remembered paid aggregate rent of $545,443 during 1996. Additional common area charges, insurance charges, taxes and similar charges were paid. The Company believes that the terms of its leases with Forest City or its affiliates, as applicable, are equivalent to those that could have been obtained pursuant to arm's length transactions with unaffiliated parties.

     Houlihan Lokey Howard & Zukin, Inc., of which Mr. Gold, a director of the Company, is a managing director, served as a financial advisor to the Company in connection with the Pearle acquisition.

     Walter Salmon is currently retained as a consultant to the Company, and receives compensation of $25,000 per year. In addition, under a deferred compensation agreement entered into in 1979, Mr. Salmon is entitled to receive annual payments of $5,500 for the period that commenced in 1996 and will end in 2004.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's Directors and executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). The SEC requires this group to furnish the Company with copies of all such filings. The Company periodically reminds this group of its reporting obligation and assists in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to disclose in this Proxy Statement any failure by any of the above mentioned persons to make timely
Section 16 reports.

     Mr. Finley purchased Company Common Stock in March, 1996 that should have been reported on Form 4 in April 1996 but was instead reported on Form 5 in February 1997. Mr. Ratner purchased Company Common Stock in August 1996 that was not reported timely; however, this purchase was reported on Form 4 in October 1996.

STOCK PRICE PERFORMANCE

     The following graph compares the Company's total stock price performance of the Common Stock from April 11, 1994 (the date the Company's initial public offering commenced) against the total stock price performance including reinvestment of dividends of the S&P 500 Stock Index and the S&P Retail Index (formerly the S&P Retail Composite Index) from March 31, 1994 (the nearest date for which total return data for each index are readily available) through January 31, 1997 (the last trading day of the Company's most recent fiscal year, which ended February 1, 1997). The comparison assumes that the value of the investment in the Common Stock at its initial public offering price and in each index was $100 on April 11, 1994 and March 31, 1994, respectively. The market price per share of Common Stock on May 2, 1997, was $33.63, which equates to an index price of $280 in the graph below.

                        COMPARISON OF THE COMMON STOCK,
                    S&P 500 STOCK INDEX AND S&P RETAIL INDEX

        MEASUREMENT PERIOD             COLE NATIONAL     S&P 500 STOCK
      (FISCAL YEAR COVERED)             CORPORATION          INDEX           S&P RETAIL INDEX
4/94                                        100               100                   100
1/95                                         80               108                    94
1/96                                         90               150                   101
1/97                                        238               189                   121

 [ ] Cole National Corporation     * S&P 500 Stock Index     -- S&P Retail Index

               APPROVAL OF THE AMENDED AND RESTATED NONQUALIFIED
                  STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

     The Board of Directors proposes that the stockholders approve the Company's Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors (the "Amended Director Plan"), which will replace in its entirety the existing Nonqualified Stock Option Plan for Nonemployee Directors (the "Director Plan"), which was approved by the stockholders of the Company prior to the Company's initial public offering in 1994. The following summary of the Amended Director Plan should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Amended Director Plan, which is attached hereto as Exhibit A.

DESCRIPTION OF THE DIRECTOR PLAN

     Under the presently existing Director Plan, any Nonemployee Director who was not a Director at the time of the Company's initial public offering was automatically granted a non-qualified option (an "Option") on each January 1 following such Director's election to the Board of Directors. Any Nonemployee Director who served prior to the initial public offering began to receive an identical award on January 1, 1997. On January 1 of each succeeding year, each Nonemployee Director will be automatically granted an Option to purchase 1,500 shares of Class A Common Stock par value $.001 per share ("Common Stock") so long as he or she continues to serve as a Nonemployee Director. Likewise, each new Nonemployee Director will be automatically granted an Option to purchase 1,500 shares of Common Stock on January 1 of the year immediately following the year in which he or she is first elected or appointed as a Nonemployee Director. As of the date hereof, four individuals are eligible to participate in the Director Plan and the following Directors have received the grants shown: Mr. Ratner, 3,000 shares; Mr. Finley, 1,500 shares; Mr. Gold, 1,500 shares; and Mr. Handal, 1,500 shares. No more than 100,000 shares of Common Stock are available for Options under the Director Plan.

     The per share exercise price of the shares of Common Stock (the "Option Price") subject to any Option granted under the Director Plan is the average of the high and low selling prices of the Common Stock on the New York Stock Exchange on the date on which an Option is automatically granted ("Date of Grant"). If no prices are quoted for the Date of Grant, the Option Price shall be determined from the last date for which such prices were quoted prior to the Date of Grant.

     Options granted under the Director Plan cannot be transferred other than by will or the laws of descent and distribution and become fully exercisable one year from the Date of Grant if the holder is still serving as a Nonemployee Director at that time. Options also become fully exercisable if the holder dies or becomes permanently disabled while still serving as a member of the Board or in the event that a "change in control" (as defined below) of the Company occurs while the holder is still serving as a member of the Board. A "change in control" occurs upon any of the following: (i) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Corporation (other than a tender offer by the Company or a Subsidiary); (ii) the execution of any agreement for the merger or consolidation of the Company with another corporation or for the sale of all or substantially all of the assets of the Company; (iii) the adoption by the stockholders of any resolution of reorganization or dissolution of the Company; (iv) the occurrence of any other event or series of events having an effect similar to any of the foregoing, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, if consummated, will result in the holders of Common Stock ceasing to own directly or indirectly at lest 80 percent of either the voting securities of the Company or the assets then owned by the Corporation; or (v) if during any period of two consecutive years from and after the date on which the Nonqualified Option is granted, individuals who at the beginning of such period constituted the members of the Board cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period).

     Each Option granted under the Director Plan terminates upon the earliest of the following dates:

          (i) thirty days after the holder ceases to be a member of the Board for any reason other than death or permanent disability;

          (ii) one year after the death or permanent disability of the holder if such death or disability occurs while the Nonemployee Director is still serving as a member of the Board; or

          (iii) ten years from the Date of Grant.

     Under the Director Plan the Board may make or provide for adjustments to Options granted or in the number of shares available as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Option holders that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities; or (iii) any other company transaction or event having an effect similar to any of the foregoing.

THE AMENDED DIRECTOR PLAN

     The Amended Director Plan will be identical to the Director Plan except that Options granted automatically to Nonemployee Directors for years following 1997 will be options to purchase 2,500 shares of Common Stock rather than 1,500 shares; for Directors serving in 1996, a grant of an additional 1,000 shares will be awarded to each continuing Nonemployee Director (assuming their reelection as Directors, Messrs. Finley, Gold, Handal and Ratner) effective immediately upon stockholder approval of the Amended Director Plan. The Company reviewed its compensation of directors and, based upon a comparison of companies of similar size and other factors including the growth of the Company since its initial public offering, determined that the current director compensation package needed to be increased. A stock based increase aligns the interests of the Company's Nonemployee Directors with the Company's stockholders more appropriately than an increase in the cash retainer.

     Set forth in the table below are the number of shares of Common Stock covered by the Options that will be granted in fiscal 1997 to individuals under the Amended Director Plan.

                               NEW PLAN BENEFITS

                                                                  NUMBER OF SHARES
                                                                   COVERED BY NEW
                             NAME AND POSITION                         OPTIONS
          -------------------------------------------------------------------------
          Jeffrey A. Cole                                                   --
          Brian B. Smith                                                    --
          Joseph Gaglioti                                                   --
          Wayne L. Mosley                                                   --
          Executive Group                                                   --
          Non-Executive Director Group (5 persons)                      16,500
          Non-Executive Officer Employee Group                              --

     As the exercise price for the options to be granted in fiscal 1997 will be the average of the high and low selling price of the Common Stock on the Date of Grant, value ascribed to such options cannot be determined as of the date hereof.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Director Plan based on federal income tax laws in effect on January 1, 1997. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  Tax Consequences to Participants

     Nonqualified Stock Options. In general, no income will be recognized by an optionee at the time a nonqualified stock option is granted. At the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Special Rules Applicable to Directors

     In limited circumstances where the sale of stock that is received as a result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received as long as the sale of the stock received could subject the officer to suit under Section 16(b) of the Exchange Act, but not longer than six months.

  Tax Consequences to the Company

     To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the optionee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed under Section 162(m) of the Code. Approval by stockholders of the 1996 Management Stock Option Plan is a prerequisite for an exemption from Section 162(m).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

             APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE
         OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has unanimously approved for submission to a vote of the stockholders of the Company a proposal to amend Article FOURTH of the Company's Restated Certificate of Incorporation so that additional authorized shares of common stock will be available for issuance in order to meet possible future developments for which the issuance of common stock may be in the interest of the Company. The text of Article FOURTH, as it is proposed to be amended, is as follows:

          FOURTH: The total number of shares which the Company shall have the authority to issue is 41,000,000 and the shares shall be divided into classes as follows: (i) 1,000,000 shares of Preferred Stock (the "Preferred Stock"), without par value, which are not classified and
     (ii) 40,000,000 shares of Common Stock, par value $.001 per share ("Common Stock").

                                PREFERRED STOCK

          Shares of Preferred Stock of any class or of any series of any class may be issued from time to time.

          The Board of Directors is hereby authorized, within the limitations and restrictions stated in the Article FOURTH, to fix by resolution or resolutions the designation of each class of Preferred Stock or series thereof and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the GCL.

     Presently, the Company's Restated Certificate of Incorporation provides that the total number of shares of stock authorized is 25,600,000, of which 24,600,000 is common stock, $.001 par value per share and 1,000,000 is preferred stock without par value. The Common Stock currently is divided into classes of Class A Common Stock, Class B Common Stock and Class C Common Stock. Each holder of the Common Stock has voting rights equal to one vote per share and all such classes have equal rights to dividends and distributions upon liquidation. Class A Common Stock is not convertible; however, Class B Common Stock and Class C Common Stock are convertible into Class A Common Stock. All shares of Class B Common Stock and Class C Common Stock previously outstanding have been converted into Class A Common Stock; there is no Class B Common Stock or Class C Common Stock outstanding. The proposed amendment would eliminate the Class B Common Stock and Class C Common Stock.

     The Board has determined that the Restated Certificate of Incorporation should be amended to increase the authorized number of shares of capital stock from 25,600,00 to 41,000,000. Of the 24,600,000 shares of Common Stock presently authorized, as of May 2, 1997, 12,051,040 shares were outstanding, no shares were held in the Company's treasury, and 1,889,404 additional shares have been reserved for issuance under various compensation plans or for exercise of warrants. As of May 2, 1997, none of the 1,000,000 shares of preferred stock presently authorized were issued or outstanding. If this proposal to amend the Restated Certificate of Incorporation is approved by stockholders at the Annual Meeting, 26,059,556 shares of Common Stock would be unreserved and available for future issuance.

     The purpose of the increase in authorized shares is to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation or the applicable rules of any national securities exchange. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for the operation of the Company through the issuance of additional shares or for general corporate purposes. The Company has no definite plan, commitment or understanding at this time to issue any shares of the proposed additional Common Stock.

     Although not definite, the Company may propose an offering during 1997 of Common Stock (or other securities, including securities convertible into Common Stock) in an aggregate principal amount that remains to be determined. The proceeds may be used for debt repayment, capital expenditures, effecting acquisitions of other businesses or properties, and other general corporate purposes. There can be no assurance that such offering will be consummated. Any offering of Common Stock will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933. This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy, any Common Stock.

     The Company's purpose in increasing the number of authorized shares of Common Stock available for issuance is described in the paragraph above. Nevertheless, the additional authorized and unissued shares might be considered as having the effect of discouraging an attempt by another entity, through the acquisition of a substantial percentage of the Company's Common Stock, to acquire control of the Company with a view of effecting a merger, sale of the Company's assets or similar transaction, since the issuance of Common Stock could be used to dilute the share ownership or voting rights of such entity. Further, any of such authorized but unissued shares of Common Stock could be privately placed with purchasers who might support incumbent management, making a change in control of the Company more difficult.

     The Board does not intend to issue any shares to be authorized under the amendment except upon terms that the Board deems to be in the best interests of the Company. The issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

     The Company intends to apply for the listing on the New York Stock Exchange of any additional shares of Common Stock if and when such shares are issued.

     Proxies will be voted for the proposed amendment to the Company's Restated Certificate of Incorporation to increase authorized shares of Common Stock unless contrary instructions are set forth on the proxy card. Under applicable Delaware law and the Company's By-laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of all of the issued and outstanding common stock of the Company as of the May 2, 1997 record date for the Annual Meeting. Proxies marked as abstaining will be counted in the tabulation of the vote case and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on the matter.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK.

             APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE
       OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF PREFERRED STOCK

     The Board of Directors has unanimously approved for submission to a vote of the stockholders of the Company a proposal to further amend Article FOURTH of the Company's Restated Certificate of Incorporation so that additional authorized shares of preferred stock will be available for issuance in order to meet possible future developments for which the issuance of preferred stock may be in the interest of the Company. The amendment would also change the par value of the shares of authorized preferred stock from shares without par value to shares with a par value of $.001 per share in order to reduce the amount of corporate franchise and other taxes paid by the Company. The text of Article FOURTH, as it is proposed to be further amended, is as follows:

          FOURTH: The total number of shares which the Company shall have the authority to issue is 45,000,000 (29,600,000 if the amendment to increase authorized shares of Common Stock is not approved) and the shares shall be divided into classes as follows: (i) 5,000,000 shares of Preferred Stock (the "Preferred Stock"), par value $.001 per share, which are not classified and (ii) 40,000,000 (24,600,000 if the amendment to increase authorized shares of Common Stock is not approved) shares of Common Stock, par value $.001 per share ("Common Stock").

                                PREFERRED STOCK

          Shares of Preferred Stock of any class or of any series of any class may be issued from time to time.

          The Board of Directors is hereby authorized, within the limitations and restrictions stated in the Article FOURTH, to fix by resolution or resolutions the designation of each class of Preferred Stock or series thereof and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the GCL.

     None of the 1,000,000 shares of preferred stock presently authorized were issued or outstanding. If this proposal to amend the Restated Certificate of Incorporation is approved by stockholders at the Annual Meeting, 5,000,000 shares of Preferred Stock would be unreserved and available for future issuance.

     The Board considers the proposed increase of authorized Preferred Stock desirable because as is the case with the proposal to increase authorized shares of Common Stock, the Company would gain the necessary flexibility to issue Preferred Stock in connection with offerings, financing (such as the issuance of Preferred Stock convertible into Common Stock), acquisitions and for other general corporate purposes without the expense and delay incidental to obtaining stockholder approval of a charter amendment at the time of such action. The Board believes that, under certain circumstances, the availability of Preferred Stock will provide greater flexibility to the Company than would be available through the issuance of additional Common Stock. See "Approval of the Amendment to the Restated Certificate of Incorporation to Increase Authorized Common Stock." The Company has no definite plan, commitment or understanding at this time to issue any shares of the proposed additional Preferred Stock.

     Although the Board has no present intention of issuing additional shares of Preferred Stock, the proposed increase could enable the Board to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. Such Preferred Stock could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. The amendment to increase the authorized shares of Preferred Stock is not being proposed in response to any known effort to acquire control of the Company.

     Proxies will be voted for the proposed amendment to the Company's Restated Certificate of Incorporation to increase authorized shares of Preferred Stock unless contrary instructions are set forth on the proxy card. Under applicable Delaware law and the Company's By-laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of all of the issued and outstanding common stock of the Company as of the May 2, 1997 record date for the Annual Meeting. Proxies marked as abstaining will be counted in the tabulation of the vote case and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may not vote on the matter.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF PREFERRED STOCK.

                APPROVAL OF THE NONEMPLOYEE DIRECTOR EQUITY AND
                           DEFERRED COMPENSATION PLAN

     The Company has adopted, subject to stockholder approval, The Cole National Corporation Nonemployee Directors' Equity and Deferred Compensation Plan (the "Equity Plan"). The purpose of the Equity Plan is twofold: It will permit Nonemployee Directors to receive their annual retainer and other fees in the form of the Company's Common Stock to further align their interests with those of the stockholders and will also provide such Nonemployee Directors with the option to defer payment and therefor defer the recognition as income for federal income tax purposes of all or a portion of their annual retainer and other fees paid to them as Directors.

     The following summary of the Equity Plan is qualified in its entirety by reference to the full text of the Equity Plan, which is attached to this Proxy Statement as Exhibit B.

GENERAL

     Each Nonemployee Director may participate in the Equity Plan by making an election by the end of the quarter for which he or she is to receive the quarterly portion of his or her retainer and any other fees for services as a Nonemployee Director. Such Director may also irrevocably elect to defer a dollar amount or a specific percentage of his or her fees for each plan year. Such Nonemployee Director may enroll by making a deferral election for a plan year at any time before the end of the prior plan year. Fees deferred under the Equity Plan will be credited to a separate bookkeeping account.

COMMON STOCK RETAINER

     Each Nonemployee Director may elect to have up to 100% of his or her retainer for a quarter and other director fees taken in the form of the Company's Common Stock. The election by a Nonemployee Director to receive all or a portion of the retainer and other fees in shares of Common Stock is irrevocable for the quarter for which such amounts are paid.

     Promptly following the end of each quarter, the Company will issue to each Nonemployee Director who has made an election a number of whole shares of Common Stock equal to the following: the amount that the Nonemployee Director has elected be taken in the form of shares for that quarter, divided by the average of the high and low selling prices of a share of Common Stock on the New York Stock Exchange on the last day of that quarter. Approximately 4,328 shares of Common Stock would have been issued to the Nonemployee Directors as a group in 1996 if the Equity Plan had been in effect during 1996 (assuming that all Nonemployee Directors had elected to take 100% of the fees earned by them in the form of Common Stock).

     Except as may be required by law, a Nonemployee Director will have all the rights of a stockholder with respect to such shares of Common Stock.

     The Company will maintain a separate non-interest-bearing account for each Nonemployee Director who elects to participate in the Equity Plan, which account shall be credited with the amount for any quarter which is not convertible into whole shares of Common Stock. Such amount will be combined with amounts in the next following quarter so that, when whole shares are issued to the Nonemployee Director for such subsequent calendar quarter, the amount in such account shall be reduced by that amount which results in the issuance of the maximum number of whole shares to such Nonemployee Director. A total of 100,000 shares of Common Stock are available to be issued under the Equity Plan. Such shares may be original issue shares of Common Stock or treasury shares or a combination of both.

DEFERRED COMPENSATION

     Each Nonemployee Director may request that his or her deferral be notionally invested in a Common Stock Unit Fund. Such investment requests may be changed during any plan year with respect to amounts previously deferred or amounts subsequently to be deferred, provided that any requests with respect to the Common Stock Unit Fund will not take effect until the first day of the plan year succeeding the plan year in which such change is requested.

     Amounts deferred under the Equity Plan will normally be paid when a Nonemployee Director leaves the Board, although, subject to certain restrictions, a Nonemployee Director may irrevocably elect to receive in service distributions. Nonemployee Directors may elect to receive their deferred fees in the form of a lump sum of shares of Common Stock, equal annual installments of Common Stock over a period of not more than ten years or a specific combination thereof.

ADMINISTRATION; AMENDMENT

     The plan administrator of the Equity Plan will be the Board of Directors of the Company. Deferred fees under the Equity Plan will be paid from the general assets of the Company. There is no obligation to fund the deferred fees, although the Company may, in its discretion, use a trust to accumulate the deferred fees. The deferrals are subject to the claims of the Company's general creditors.

     The Company's Board of Directors may alter or amend the Equity Plan at any time or from time to time or may terminate it in its entirely except that no such amendment or termination may adversely affect the rights or benefits accrued to that date of any Nonemployee Director without the Nonemployee Director's prior written consent. In addition, no amendment to the Equity Plan that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of any national securities exchange will be effective unless and until such approval has been obtained.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN.

                   CONFIRMATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     It is intended that the shares represented by proxies in the enclosed form will be voted for confirmation of Arthur Andersen LLP as the independent certified public accountants to audit the books and accounts for the Company and its subsidiaries for the current year unless contrary instructions are received. It is expected that representatives of Arthur Andersen LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and form of proxy related to the Company's next annual meeting must be received at the Company's executive offices on or before January 5, 1998. Such proposals should be submitted by certified mail, return receipt requested, addressed to the Company, 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124, Attention: Secretary.

                                  SOLICITATION

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies for an estimated fee of $3,000. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     The Directors know of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          Tracy L. Burmeister
                                          Secretary
Mayfield Heights, Ohio
May 6, 1997

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                           COLE NATIONAL CORPORATION

              AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

     1. PURPOSE. This Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors (this "Plan") amends and restates in its entirety the Corporation's existing Nonqualified Stock Option Plan for Nonemployee Directors. The purpose of this Plan is to attract, compensate and retain Nonemployee Directors and to provide them with incentives and rewards for superior performance.

     2. DEFINITIONS. As used in this Plan,

          "BOARD" means the Board of Directors of the Corporation.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" means (i) shares of the Class A Common Stock, par value $.001 per share, of the Corporation and (ii) any security into which shares of Common Stock may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.

          "CORPORATION" means Cole National Corporation, a Delaware corporation.

          "DATE OF GRANT" means the date on which a Nonqualified Option is automatically granted to a Nonemployee Director pursuant to Section 4(a) of this Plan.

          "NONEMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Corporation or any Subsidiary.

          "NONQUALIFIED OPTION" means an option to purchase shares of Common Stock that is not intended to qualify as an "incentive stock option" under
     Section 422 of the Code.

          "OPTIONEE" means a Nonemployee Director who has been automatically granted a Nonqualified Option pursuant to Section 4(a) of this Plan.

          "OPTION PRICE" means the purchase price payable upon the exercise of a Nonqualified Option.

          "PRE-EXISTING OPTIONS" means any Nonqualified Option issued pursuant to this Plan prior to June 12, 1997.

     3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 6 of this Plan, the number of shares of Common Stock issued or transferred and covered by outstanding Nonqualified Options automatically granted under this Plan, together with Pre-Existing Options, shall not in the aggregate exceed 100,000 shares, which may be shares of original issuance or shares held in treasury or a combination thereof.

     4. AUTOMATIC GRANTS OF NONQUALIFIED OPTIONS TO NONEMPLOYEE DIRECTORS. (a) Amount and Timing. Nonqualified Options shall be automatically granted to Nonemployee Directors as follows:

             (i) Immediately upon approval of this Plan by the Corporation's stockholders, a Nonqualified Option to purchase 1,000 shares of Common Stock shall be automatically granted to each person who is then serving as a Nonemployee Director and was also serving as a Nonemployee Director on January 1, 1997;

             (ii) On January 1 of the year immediately following the year in which he or she is first elected or appointed as a Nonemployee Director, a Nonqualified Option to purchase 2,500 shares of Common Stock shall be automatically granted to each person who is first elected or appointed as a Nonemployee Director after January 1, 1997; and

             (iii) A Nonqualified Option to purchase 2,500 shares of Common Stock shall be automatically granted to each Nonemployee Director on January 1 of each year for so long as he or she continues to serve as a Nonemployee Director unless such Nonemployee Director is eligible to receive a Nonqualified Option under (ii) above.

     The number of shares of Common Stock to be covered by Nonqualified Options to be automatically granted pursuant to this Section 4(a) is subject to adjustment as provided in Section 6 of this Plan.

          (b) Price. The Option Price per share of a Nonqualified Option automatically granted pursuant to Section 4(a) of this Plan shall be the average of the high and low selling prices of the Common Stock on the New York Stock Exchange on the Date of Grant or, if no such prices are quoted for the Date of Grant, on the last date for which such prices were quoted prior to the Date of Grant.

          (c) Vesting. (i) Each Nonqualified Option automatically granted pursuant to Section 4(a) of this Plan shall become fully exercisable on the first anniversary of the Date of Grant, provided that the Optionee is still serving as a Nonemployee Director at that time.

             (ii) Notwithstanding the provisions of Section 4(c)(i) of this Plan, each Nonqualified Option automatically granted pursuant to Section 4(a) of this Plan and any Pre-Existing Option shall become immediately and fully exercisable in the event that the Optionee dies or becomes permanently disabled while still serving as a member of the Board or in the event that a "change in control" of the Corporation occurs while the Optionee is still serving as a member of the Board. For the purposes of this Section 4(c)(ii), a "change in control" of the Corporation shall be deemed to have occurred upon a filing pursuant to any federal or state law in connection with any tender offer for shares of the Corporation (other than a tender offer by the Corporation or a Subsidiary) or upon the execution of any agreement for the merger or consolidation of the Corporation with another corporation or for the sale of all or substantially all of the assets of the Corporation or upon the adoption by the stockholders of any resolution of reorganization or dissolution of the Corporation or upon the occurrence of any other event or series of events having an effect similar to any of the foregoing, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, if consummated, will result in the holders of Common Stock ceasing to own directly or indirectly at least 80 percent of either the voting securities of the Corporation or the assets then owned by the Corporation, or if during any period of two consecutive years from and after the date on which the Nonqualified Option is granted, individuals who at the beginning of such period constituted the members of the Board cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period).

          (d) Termination. Each Nonqualified Option automatically granted pursuant to Section 4(a) of this Plan and any Pre-Existing Option shall terminate on the earliest of the following dates:

             (i) Thirty days after the Optionee ceases to be a member of the Board for any reason other than death or permanent disability;

             (ii) One year after the death or permanent disability of the Optionee if the Optionee dies or becomes permanently disabled while still serving as a member of the Board; or

             (iii) Ten years from the Date of Grant.

          (e) Agreement. Each Nonqualified Option automatically granted pursuant to Section 4(a) of this Plan and any Pre-Existing Option shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such other terms and provisions as the Board may determine consistent with this Plan.

     5. TRANSFERABILITY. No Nonqualified Option granted under this Plan may be transferred by an Optionee except by will or the laws of descent and distribution. Nonqualified Options may not be exercised during an Optionee's lifetime except by the Optionee or, in the event of the Optionee's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Optionee under state law and court supervision.

     6. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Nonqualified Options, the Option Prices per share of Common Stock applicable thereto, and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board may also make or provide for such adjustments in the maximum number of shares of Common Stock specified in Section 3 of this Plan and the number of shares of Common Stock to be covered by Nonqualified Options to be automatically granted to Nonemployee Directors pursuant to Section 4(a) of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 6.

     7. AMENDMENTS AND OTHER MATTERS. (a) The Board may amend this Plan from time to time; provided, however, (i) except as expressly authorized by this Plan, no such amendment shall increase the number of shares of Common Stock specified in Section 3 of this Plan, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3, without the further approval of the stockholders of the Corporation, and (ii) the provisions of Sections 4(a) and 4(b) of this Plan relating to the amount, price and timing of automatic grants of Nonqualified Options to Nonemployee Directors shall in no event be amended more than once every six months except to comport with changes in the Code or the regulations thereunder.

     (b) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

                                                                       EXHIBIT B

                           COLE NATIONAL CORPORATION

                          NONEMPLOYEE DIRECTOR EQUITY
                         AND DEFERRED COMPENSATION PLAN

                             ARTICLE I. DEFINITIONS

     1.1 DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

          (a) "Accounting Date": The last day of each fiscal year and the last day of any fiscal quarter.

          (b) "Accounting Period": The period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

          (c) "Administrator": The Board.

          (d) "Beneficiary": The person or persons (natural or otherwise) designated pursuant to Section 7.7.

          (e) "Board": The Board of Directors of the Company.

          (f) "Code": The Internal Revenue Code of 1986, as amended.

          (g) "Common Stock": The Company's Common Stock, par value $.001 per share.

          (h) "Common Stock Unit": Means a bookkeeping entry that records the equivalent of one Share pursuant to Section 5.3(b).

          (i) "Company": Cole National Corporation or any successor or successors thereto.

          (j) "Deferral Commitment": An agreement made by a Director in a Participation Agreement to have a specified portion of his or her Fees deferred under the Plan for a specified period in the future.

          (k) "Deferral Period": Means the Plan Year for which a Director has elected to defer a portion of his or her Fees.

          (l) "Deferred Account": The account maintained for each Director who elects to defer Fees under Article V.

          (m) "Deferred Account Balance": The balance of a Director's Deferred Account as specified in Section 5.3.

          (n) "Director": An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or its subsidiaries.

          (o) "Fair Market Value": With respect to a share of Common Stock, the average of the high and low selling prices of a share of Common Stock on the New York Stock Exchange (or any appropriate over-the-counter market if the Common Stock is no longer listed on such Exchange) for a particular date, or if there was no sale of Common Stock so reported for such day, on the most recently preceding day on which there was such a sale.

          (p) "Fees": The portion of the annual retainer and other Director compensation (including committee or special committee fees, and meeting or special meeting fees) payable in cash, not including any Voluntary Amount.

          (q) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify a Voluntary Amount, or may elect to defer receipt of a portion of his or her Fees for a specified period in the future.

          (r) "Payment Date": The date on which Director fees are payable as such dates are established from time to time. Initially, annual retainer fees are payable quarterly on the last business day of each fiscal quarter. Committee fees (including special committees) are payable on the last business day of the fiscal quarter in which such committee or special committee fees were earned.

          (s) "Plan": The Plan set forth in this instrument as it may, from time to time, be amended.

          (t) "Plan Year": The 12-month period beginning January 1 through December 31.

          (u) "Rule 16b-3": Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

          (v) "Settlement Date": The date on which a Director terminates as a Director. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Director in a Participation Agreement for distribution of all or a portion of the Fees deferred during such Deferral Period as provided in
     Section 7.3.

          (w) "Shares": Fully paid, non-assessable shares of Common Stock. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          (x) "Trust": The meaning set forth in Section 6.2.

          (y) "Voluntary Amount": The meaning set forth in Section 3.1(a).

                              ARTICLE II. PURPOSE

     2.1 PURPOSE. The purpose of this Plan is to permit the payment to the Nonemployee Directors of the Company of all or a portion of the annual retainer and other compensation earned by them as fees for services as Directors in Common Stock in order to further align the interests of such Directors with the stockholders of the Company and thereby promote the long-term profits and growth of the Company and also to provide an opportunity to defer a portion of such fees.

                 ARTICLE III. VOLUNTARY STOCK RETAINER AMOUNTS

     3.1 VOLUNTARY AMOUNT.

          (a) ELECTION. During any fiscal quarter, a Director may elect by the filing of a Participation Agreement to have up to 100% of his or her retainer and other compensation for such quarter (the amount so elected referred to as a "Voluntary Amount"), paid by the Company in the form of Shares and in lieu of cash payment of such Voluntary Amount. Such filing must be made no later than the applicable Payment Date. Any election pursuant to this Section, unless subsequently modified, shall apply to a

     Director's retainer and other compensation for the remainder of the current Plan Year and each subsequent Plan Year. Any such modification shall be made in a modified Participation Agreement.

          (b) ISSUANCE OF SHARES. Promptly following each Payment Date, the Company shall issue to each Director a number of whole Shares equal to the Voluntary Amount for the fiscal quarter divided by the Fair Market Value on the Payment Date. To the extent that the application of the foregoing formula would result in the issuance of fractional shares, no fractional Shares shall be issued, but instead, the Company shall maintain a separate non-interest-bearing account for each Director, which account shall be credited with the amount of any Voluntary Amounts not convertible into whole Shares which amounts shall be combined with Voluntary Amounts that are paid for the next following fiscal quarter. When whole Shares are issued by the Company to the Director for such fiscal quarter, the amounts in such accounts shall be reduced by that amount which results in the issuance of the maximum number of whole Shares to such Director. The Director shall hold the shares issued by the Company for a period of six months from the date of issuance unless the issuance of such Shares is otherwise exempt under Rule 16b-3. The Company shall pay any and all fees and commissions incurred in connection with the payment of Voluntary Amounts to a Director in Shares.

                        ARTICLE IV. DEFERRAL OF RETAINER

     4.1 AMOUNT OF DEFERRAL. With respect to each Plan Year, a Director may elect to defer a specified dollar amount or percentage of any portion of his Fees by filing a Participation Agreement prior to the beginning of such Plan Year. A Director may change the dollar amount or percentage of his Fees to be deferred (or reduce such amount or percentage to zero) by filing a subsequent Participation Agreement with the Administrator. Any such change shall be effective as of the first day of the Plan Year immediately succeeding the Plan Year in which such Participation Agreement is filed with the Administrator.

     4.2 INITIAL YEAR OF PARTICIPATION. In the event that an individual first becomes a Director during a Plan Year and, if any Director during the Plan Year in which this Plan is first adopted, wishes to elect to defer the receipt of any Fees earned and payable to the individual with respect to such Plan Year (a "Deferral Election"), a Participation Agreement must be submitted to the Administrator no later than 30 days following such individual's becoming a Director, or no later than 30 days following the date on which this Plan is first adopted, respectively. Any Deferral Election made in such Participation Agreement shall be effective only with regard to Fees earned following the date the Participation Agreement is submitted to the Administrator. If a Director does not submit a Participation Agreement within such period of time, such Director will not be eligible to participate in the Plan with respect to deferral of Fees except in accordance with Section 4.1.

     4.3 TERMINATION OF PARTICIPATION. Participation in the Plan shall continue as long as the Director is eligible to receive benefits under the Plan.

     4.4 MODIFICATION OF DEFERRAL COMMITMENTS. Subject to Sections 7.3 and 7.6 below, a Deferral Commitment shall be irrevocable with respect to the Plan Year for which it is made, and for future Plan Years unless modified in accordance with Section 4.1.

     4.5 WITHHOLDING TAXES. If the Company is required to withhold any taxes from a Director's deferred Fees pursuant to any Federal, state or local law, such amounts shall, to the extent possible, be deducted from the Director's Fees before such amounts are credited as described in Section 5.2.

                    ARTICLE V. DIRECTORS' DEFERRED ACCOUNTS

     5.1 ESTABLISHMENT OF ACCOUNTS. The Company, through its accounting records, shall establish an Account for each Director. In addition, the Company may establish one or more subaccounts of a Directors' Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan.

     5.2 CREDITING OF DEFERRAL FEES. The portion of a Director's Fees that are deferred pursuant to a Deferral Commitment shall be credited to the Director's Account as of the Payment Date of the corresponding non-deferred portion of his Fees. Any withholding of taxes or other amounts with respect to any deferred Fees which is required by state, federal or local law shall be withheld from the Director's non-deferred Fees, or if none, then the Director's Deferral Commitment shall be reduced by the amount of such withholding.

     5.3 DETERMINATION OF ACCOUNTS.

          (a) ACCOUNT BALANCE. A Director's Deferred Account Balance as of a particular date shall consist of (i) the amount credited to each Director's Account as of such date (less any portion of Deferred Fees converted in (b) below) plus (ii) the total number of Common Stock Units as of such date.

          (b) CONVERSION TO COMMON STOCK UNITS. A Director's deferred Fees shall be converted to Common Stock Units calculated by dividing the credited amount by the Fair Market Value as of the Payment Date relating to such Fees.

     5.4 CREDITING OF DIVIDEND EQUIVALENTS. Each Deferred Account shall be credited as of the end of each fiscal quarter with additional Common Stock Units equal in value to the amount of cash dividends paid by the Company during such fiscal quarter on that number of Shares equivalent to the number of Common Stock Units in such Deferred Account on any dividend payment date during such fiscal quarter. The dividend equivalents shall be calculated by dividing the dollar value of such dividend equivalents by the Fair Market Value on the Payment Date next following the dividend payment date. Until a Director or his or her Beneficiary receives his or her entire Deferred Account, the unpaid balance thereof credited in Common Stock Units shall be credited with dividend equivalents as provided in this Section 5.4.

     5.5 ADJUSTMENTS TO ACCOUNTS.

          (a) Each Director's Deferred Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Director or, in the event of his death, his beneficiary.

          (b) Any debits shall first be applied to any credited fees in a Director's Deferred Account. Thereafter, a debit shall be equal to a corresponding number of Common Stock Units calculated by dividing the amount of such distribution by the Fair Market Value as of the date of the distribution.

     5.6 STATEMENT OF ACCOUNTS. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his death, to his Beneficiary showing the status of his Deferred Account Balance as of the end of the Plan Year, any changes in his Deferred Account Balance since the end of the immediately preceding Plan Year, and such other information as the Administrator shall determine.

     5.7 VESTING OF ACCOUNTS. Subject to Section 6.1 below, each Director shall at all times have a nonforfeitable interest in his Deferred Account Balance.

                       ARTICLE VI. FINANCING OF BENEFITS

     6.1 FINANCING OF BENEFITS. Benefits payable under the Plan to a Director or, in the event of his death, to his Beneficiary shall be paid by the Company from its general assets. The obligation to make payment of benefits under the Plan represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

     6.2 SECURITY FOR BENEFITS. Notwithstanding the provisions of Section 6.1, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the "Trust") pursuant to one or more trust agreements between a trustee and the Company. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all funds contained in the Trust shall remain subject to the claims of the Company's general creditors.

                   ARTICLE VII. DISTRIBUTION OF DEFERRED FEES

     7.1 SETTLEMENT DATE. A Director or, in the event of his or her death, his or her Beneficiary shall be entitled to distribution of all or part of his or her Deferred Account Balance, as provided in this Article VII, following his or her Settlement Date or Dates.

     7.2 AMOUNT TO BE DISTRIBUTED. The amount to which a Director or, in the event of his death, his Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Director's adjusted Deferred Account Balance determined as of the Accounting Date coincident with or next following his Settlement Date or Dates.

     7.3 IN-SERVICE DISTRIBUTION. A Director may irrevocably elect to receive an in-service distribution of his deferred Fees for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year in which such Fees otherwise would have been payable. A Director's election of an in-service distribution shall be made in the Participation Agreement as provided in Section 4.1 above. The Director shall elect irrevocably to receive such Fees as an in-service distribution. Any benefits paid to the Director as an in-service distribution shall reduce the Director's Deferred Account Balance as specified in Section 5.4 above.

     7.4 DISTRIBUTION DATE. As soon as practicable after the end of the Accounting Period in which a Director's Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period, the Company shall distribute or cause to be distributed, to the Director the Director's Deferred Account Balance. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Account may be made or commence at the beginning of the Plan Year next following his Settlement Date. In the event of a Director's death, the balance of his Account shall be distributed to his Beneficiary in a lump sum.

     7.5 FORM OF DISTRIBUTION.

          (a) Distribution of Common Stock Units with respect to any Deferral Period shall be made:

             (i) by payment in Shares in the proportion of one Share for one Common Stock Unit (any fractions shall be converted to and paid in cash);

             (ii) by payment in annual installments of Shares not to exceed ten installments in the proportion of one share for one Common Stock Unit; or

             (iii) a combination of (i) and (ii) above.

          (b) The Director's election of the time of distribution shall be made by written notice filed with the Administrator at least one (1) year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

          (c) The amount of any installment in (a) above shall be equal to the quotient obtained by dividing the Director's Account Balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation.

          (d) If a Director fails to make an election in a timely manner as provided in this Section 7.5, distribution shall be made in Shares, with any fraction in cash, in a lump sum.

     7.6 SPECIAL DISTRIBUTIONS.  Notwithstanding any other provision of this
Article VII, a Director may elect to receive a distribution of part or all of his or her Deferred Account Balance in one or more distributions if (and only if) the amount of the Director's Deferred Account Balance subject to such distribution is reduced by ten percent (10%). Any distribution made pursuant to such an election shall be made within sixty days of the date such election is submitted to the Administrator. The remaining ten percent (10%) of the portion of the electing Director's Deferred Account Balance subject to such distribution shall be forfeited.

     7.7 BENEFICIARY DESIGNATION. As used in the Plan the term "Beneficiary" means:

          (a) The person last designated as Beneficiary by the Director in writing on a form prescribed by the Administrator;

          (b) If there is no designated Beneficiary or if the person so designated shall not survive the Director, such Director's spouse; or

          (c) If no such designated Beneficiary and no such spouse is living upon the death of a Director, or if all such persons die prior to the distribution of the entire balance of the Director's Deferred Account, then the legal representative of the last survivor of the Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the remaining balance in the Director's Deferred Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 7.7 shall be effective unless and until the Administrator actually receives such notice.

     7.8 FACILITY OF PAYMENT. Whenever and as often as any Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

            ARTICLE VIII. ADMINISTRATION, AMENDMENT AND TERMINATION

     8.1 ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. Except as provided in Section 8.2 below, the Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Voluntary Amount or his or her own Deferred Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

     8.2 AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares issued or to be issued to such Director or in any amount in a Director's Deferred Account; and further provided, that, any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.

     8.3 ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company,
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan and the number of Common Stock Units in a Director's Deferred Account shall automatically be adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

     8.4 SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Director.

                       ARTICLE IX. SHARES SUBJECT TO PLAN

     9.1 SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be 100,000.

                      ARTICLE X. APPROVAL BY STOCKHOLDERS

     10.1 APPROVAL OF THE PLAN. The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 1997, this Plan shall be nullified and all Deferral Commitments shall be rescinded, and each Director shall receive in cash the full amount of such Director's Account balance without interest.

                         ARTICLE XI. GENERAL PROVISIONS

     11.1 GENERAL PROVISIONS.

          (a) NO CONTINUING RIGHT AS DIRECTOR. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a director of the Company or any subsidiary of the Company.

          (b) RESTRICTIONS ON SHARES AND RIGHTS TO SHARES. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his or her Shares. No rights to Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution. No person shall have any right to commute, encumber, pledge or dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

          (c) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) WITHHOLDING TAXES. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Director's compensation in cash or Shares, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with the respect to which withholding is not required.

          (e) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

                                          COLE NATIONAL CORPORATION

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

Attest:

------------------------------------------------------

                               Cole NATIONAL CORPORATION

       PROXY         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jeffrey A. Cole, Brian B. Smith and Tracy L. Burmeister, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock in COLE NATIONAL CORPORATION ("Company") held of record by the undersigned on May 2, 1997, at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 12, 1997, and any adjournment(s) thereof as follows and in accordance with their judgment upon any other matter properly presented:

       1. THE ELECTION OF SEVEN DIRECTORS.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

            [ ] FOR all nominees listed below                            [ ] WITHHOLD AUTHORITY
               (except as marked to the contrary below)                    to vote for all nominees listed below

          Jeffrey A. Cole, Timothy F. Finley, Irwin N. Gold, Peter V. Handal,
                Charles A. Ratner, Brian B. Smith and Walter J. Salmon

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

       -------------------------------------------------------------------------

       2. APPROVE THE AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

       3. APPROVE THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                      [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

                              (Continued from other side)

       4. APPROVE THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF PREFERRED STOCK AND CHANGE THE PAR VALUE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

       5. APPROVE THE COMPANY'S NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

       6. CONFIRM THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR 1997.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

          This proxy when properly executed will be voted as directed by the undersigned stockholder. If directions are not indicated, the proxy will be voted to elect the nominees described in item 1 and for items 2, 3, 4, 5 and 6.

                                                    Date:________________ , 1997

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature (if held jointly)

                                                    IMPORTANT: Please sign as
                                                    your name appears hereon. If
                                                    shares are held jointly, all
                                                    holders must sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give your full title. If a
                                                    corporation, please sign in
                                                    full corporate name by
                                                    president or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.